SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT FORM

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)
September 17, 2002

National Real Estate Limited Partnership Income Properties
II
(Exact name of registrant as specified in its charter)


Wisconsin				01-16874
	39-1553195
(State or other Jurisdiction		(Commission File
	(IRS Employer
           of Organization)
 Number)			Identification Number)


1155 Quail Court, Pewaukee, Wisconsin		53072-3703
(Address of principal executive offices)
(Zip Code)


Registrant's telephone number, including
(262) 695-1400
area code


Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events

Per Section 201 of the Sarbanes-Oxley Act of 2002,
Services Outside the Scope of Practice of Auditors;
Prohibited Activities, it is unlawful for a registered public accounting firm to provide any non-audit service to an issuer contemporaneously with the audit. The bill, however, allows an accounting firm to engage in any non
-audit service, including tax services, if the activity is pre-approved by the audit committee of the issuer, and the decision to pre-approve non-audit services is disclosed to investors.

In the absence of an audit committee I, John Vishnevsky,
 as Individual General Partner of National Real Estate
Limited Partnership Income Properties II (the "Partnership"), pre-approve the accounting firm Kerber, Eck and Braeckel
LLP, to provide the non-audit service of tax return preparation to the Partnership, in addition to audit services.


Signature
Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this repor t to be signed on its behalf by the undersigned herunto duly authorized.

National Real Estate Limited Partnership Income Properties
II
Registrant


_________________
Date


_______________________________________
By John Vishnevsky, Individual General Partner
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